EXHIBIT 99.1

                                [GRAPHIC OMITTED]
                            MEASUREMENT SPECIALTIES


Contact:     Joseph R. Mallon Jr., CEO
             973 808-1819

             Boutcher & Boutcher, Investor Relations
             Aimee Boutcher
             973 239-2878
                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------

      MEASUREMENT SPECIALTIES INVESTIGATED BY THE SECURITIES AND EXCHANGE
                                   COMMISSION

     Fairfield, NJ, June 18, 2002 - Measurement Specialties, Inc. (AMEX: MSS) today announced that the Securities and Exchange Commission (the "SEC") has commenced a formal investigation relating to the matters reported in the Company's quarterly report on Form 10-Q for the quarter ended December 31, 2001. The Company, at its own initiative, contacted the staff of the SEC after discovering that its Chief Financial Officer (the "CFO") had failed to accurately and timely inform senior management, the Board and the Company's auditors of a covenant default under its credit agreement and the lenders' refusal to waive that default. Since February 2002, the Company and a Special Committee formed by its Board of Directors have been cooperating with the staff of the SEC.

     Joseph R. Mallon Jr., Chairman and Chief Executive Officer, stated "Measurement Specialties is committed to working with the staff of the SEC regarding all inquiries into the Company's and management's activities. The formal investigation provides us with the opportunity to address fully any concerns that the SEC might have. As I have previously stated, Measurement Specialties is fully determined to return to and add to our years of rapid, successful growth. We remain focused on the business of the Company and look forward to the completion of the SEC's formal investigation."

     Measurement Specialties cannot predict at this time whether the SEC will pursue an enforcement action against the Company or any of its officers and directors.


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MEASUREMENT SPECIALTIES REPORTS/2

     Measurement Specialties is a designer and manufacturer of sensors, and sensor-based consumer products. Measurement Specialties produces a wide variety of sensors that use advanced technologies to measure precise ranges of physical characteristics, including pressure, motion, force, displacement, angle, flow, and distance. Measurement Specialties uses multiple advanced technologies, including piezoresistive, application specific integrated circuits (ASICs), micro-electromechanical systems (MEMS), piezopolymers, and strain gages to allow their sensors to operate precisely and cost effectively.

     This release includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, including but not limited to, statements regarding future growth and the outcome of the SEC investigation. Forward-looking statements may be identified by such words or phases as "will likely result," "we are fully determined to return," "are expected to," "will continue," "is anticipated," "estimated," "projected," "may," or similar expressions. The forward-looking statements above involve a number of risks and uncertainties. Factors that might cause our results and future performance to differ materially include: conditions in the general economy and in the markets served by the Company; competitive factors, such as price pressures and the potential emergence of rival technologies; interruptions of suppliers' operations affecting availability of component materials at reasonable prices; timely development and market acceptance, and warranty performance of new products; success in identifying, financing and integrating acquisition candidates; changes in product mix, costs and yields, fluctuations in foreign currency exchange rates; uncertainties related to doing business in Hong Kong and China; the possible de-listing of our common stock from the American Stock Exchange; the numerous class action lawsuits filed against us; our ability to raise additional funds; our lenders' continued forbearance from the exercise of the rights and remedies available to them as a result of our defaults under our credit agreement; the risk factors listed from time to time in the Company's SEC reports. The Company is involved in an active reorganization program. The Company assumes no obligation to update the information in this release.


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